EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

       We have issued our reports dated March 18, 2013, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Reading International, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Reading International, Inc on Form S-8 (File No. 333-36277) and on Form S-3 (File No. 333-162581).

/s/ GRANT THORNTON LLP

Los Angeles, California

March 19, 2013